UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2019

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 650, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each exchange on which registered
Common Stock, $0.001 par value per share	CDXC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of stockholders at the Company’s 2019 Annual Meeting of Stockholders held on June 21, 2019.

Proposal 1 — Election of directors.

The following directors were elected to serve until the Company’s 2020 Annual Meeting of Stockholders and until his or her successor is elected, or, if sooner, until such director’s death, resignation or removal.

Director Elected	For	Withheld	Broker Non-Votes
Frank L. Jaksch Jr.	27,936,498	84,697	17,914,456
Stephen Block	26,861,044	1,160,151	17,914,456
Jeff Baxter	27,220,631	800,564	17,914,456
Robert Fried	27,293,665	727,530	17,914,456
Kurt Gustafson	26,510,137	1,511,058	17,914,456
Steven Rubin	25,196,943	2,824,252	17,914,456
Wendy Yu	27,924,203	96,992	17,914,456
Tony Lau	26,944,779	1,076,416	17,914,456

Proposal 2 — Ratification of the appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.
For	Against	Abstain	Broker Non-Votes
45,234,412	416,981	284,258	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: June 27, 2019

	By:	/s/ Kevin M. Farr
Name: Kevin M. Farr
Chief Financial Officer